Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Coca-Cola Bottling Co. Consolidated’s Annual Report on Form 10-K for the year ended January 1, 2012.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

May 11, 2012